Exhibit 10.1

SECOND AMENDMENT TO OFFICE LEASE AGREEMENT

THIS SECOND AMENDMENT TO OFFICE LEASE AGREEMENT (this "Amendment"), dated as of the 10th day of October, 2019, is entered into by and between CIO CIRCLE POINT, LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord"), and ARCA BIOPHARMA, INC., a Delaware corporation ("Tenant").

Recitals:

A.Landlord's predecessor in interest and Tenant entered into that certain Office Lease Agreement ("Base Lease") dated July 21, 2013, as amended by that certain Confirmation of Commencement Date ("Confirmation") dated October 10, 2013, and that certain Amendment to Office Lease Agreement ("First Amendment") dated March 2, 2016 (the Base Lease, as amended by the Confirmation and the First Amendment, is referred to herein as the "Lease"), pertaining to approximately 5,326 rentable square feet of space known as Suite 140 (the "Premises") in the building known as CirclePoint Corporate Center II (the "Building") having an address of 11080 CirclePoint Road, Westminster, Colorado 80021. Initially capitalized terms not otherwise defined herein have the same meaning as in the Lease.

B.The Term of the Lease is scheduled to expire on November 30, 2019, and the parties desire to extend the Term of the Lease upon the terms set forth herein.

C.Landlord and Tenant desire to memorialize the extension of the Term of the Lease, and otherwise amend the Lease in the manner and form hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, Landlord and Tenant hereby agree as follows:

1.The Term of the Lease is hereby extended for a period of four (4) calendar months (the "Extension Term"), commencing on December 1, 2019 ("Extension Commencement Date"), and expiring on March 31, 2020.  Tenant has no further rights to extend or renew the Term of the Lease, and any such rights set forth in the Lease, including without limitation Section 7 of the First Amendment, are hereby deleted in their entirety.

2.For periods prior to the Extension Commencement Date, Tenant shall pay Minimum Monthly Rent as provided in the Lease without regard to this Amendment.  From and after the Extension Commencement Date and for the duration of the Extension Term, Tenant shall pay Minimum Monthly Rent in the manner provided in the Lease in accordance with the following Minimum Monthly Rent schedule:

Period	Rate per RSF/Year	Minimum Monthly Rent
12/1/2019 – 3/31/2020	$19.00	$8,432.83

3.For the duration of the Term, as hereby extended, in addition to Minimum Monthly Rent, Tenant shall be obligated to pay all other sums payable by Tenant in accordance with the Lease applicable to the Premises, including, without limitation, payment of Operating Cost Rent and all other Additional Rent and other charges payable by Tenant pursuant to the Lease.

4.From and after the date of this Amendment, Landlord's address set forth in Section 1.1(b) of the Base Lease is hereby deleted in its entirety and replaced with the following in lieu thereof:

CIO Circle Point, Limited Partnership

Suite 2600, 1075 West Georgia Street

Vancouver BC, V6E 3C9

Attention: Asset Manager

Landlord's address for rent payments is as follows:

CIO Circle Point, Limited Partnership

c/o JLL

11080 Circle Point Road, Suite 420

Westminster CO 80020

5.Landlord has no obligation to make or pay for alterations or improvements to the Premises and Tenant hereby accepts the Premises as of the date of this Amendment and for the duration of the Extension Term in its current "as is" condition.

6.Tenant hereby represents and warrants to Landlord that it has not engaged any broker in connection with the negotiation and/or execution of this Amendment. Tenant has no knowledge of any other broker's involvement in this transaction, except David Hart of Newmark Grubb Knight Frank ("Landlord's Broker"), who has acted as Landlord's agent. Tenant will indemnify Landlord against any claim or expense (including, without limitation, attorneys' fees) paid or incurred by Landlord as a result of any claim for commissions or fees by any other broker, finder, or agent, whether or not meritorious, employed by Tenant or claiming by, through or under Tenant.

7.If there is any conflict between the terms of this Amendment and the terms of the Lease, the terms of this Amendment govern.  The Lease as hereby amended is in full force and effect, is hereby ratified and affirmed by the parties, and is binding upon the parties in accordance with its terms.

8.Time is of the essence herein.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written and it is effective upon delivery of a fully executed copy to Tenant.

TENANT: ARCA BIOPHARMA, INC., a Delaware corporation By:/s/ Brian Selby________________ Name:Brian Selby Title:Vice President, Finance

LANDLORD:

CIO CIRCLE POINT, LIMITED PARTNERSHIP, a Delaware limited partnership

By: CIO Circle Point GP, LLC, a Delaware limited liability company, its Sole General Partner

By:_/s/ Greg Tylee____________

Name:Greg Tylee   ______________

Title:Vice President_____________

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